UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013

   EATON VANCE CORP.

 (Exact name of registrant as specified in its charter)

Maryland

1 – 8100

04-2718215

(State or other jurisdiction

(Commission File Number)

(IRS Employer Identification No.)

  of incorporation)

       Two International Place, Boston, Massachusetts

02110

  (Address of principal executive offices)

        (Zip Code)

Registrant’s telephone number, including area code:  (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 2.02.

Results of Operations and Financial Condition

Registrant has  reported  its results of  operations  for the three and nine months ended July 31, 2013, as described in Registrant’s news release dated August 21, 2013, a copy of which is furnished herewith as Exhibit  99.1 and  incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

Exhibit No.

Document

99.1

Press release issued by the Registrant dated August 21, 2013.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant  has duly  caused  this  Report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

 (Registrant)

Date:

August 21, 2013

/s/ Laurie G. Hylton

Laurie G. Hylton, Chief Financial Officer &

Chief Accounting Officer

EXHIBIT INDEX

Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K.  The following exhibit is filed as part of this Report:

Exhibit No.

Description

99.1

Copy of Registrant's news release dated August 21, 2013.

Exhibit 99.1

News Release

Contacts:   Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three and Nine Month Periods Ended July 31, 2013

Boston, MA, August 21, 2013 – Eaton Vance Corp. (NYSE: EV) today reported adjusted earnings per diluted share(1) of $0.52 for the third quarter of fiscal 2013, an increase of 21 percent over the $0.43 of adjusted earnings per diluted share in the third quarter of fiscal 2012 and flat versus the $0.52 of adjusted earnings per diluted share in the second quarter of fiscal 2013.

As determined under U.S. generally accepted accounting principles (“GAAP”), the Company earned $0.18 in the third quarter of fiscal 2013, $0.43 in the third quarter of fiscal 2012 and $0.50 in the second quarter of fiscal 2013. Adjusted earnings per diluted share differed from GAAP earnings per diluted share in the third quarter of fiscal 2013 to reflect $0.28 per diluted share of costs associated with retiring $250 million of the Company’s 6.5 percent 2017 Senior Notes (“2017 Senior Notes”), $0.05 per diluted share of charges in connection with settling a state tax matter and $0.01 per diluted share of closed-end structuring fees incurred in connection with the $135 million initial public offering of Eaton Vance Floating-Rate Income Plus Fund in June.  In the second quarter of fiscal 2013, adjusted earnings per diluted share differed from GAAP earnings per diluted share to reflect $0.01 per diluted share of closed-end structuring fees paid in connection with the $205 million initial public offering of Eaton Vance Municipal Income Term Trust and $0.01 per diluted share related to the increase in the estimated redemption value of non-controlling interests in affiliates redeemable at other than fair value.

Both adjusted and GAAP earnings in the third quarter of fiscal 2013 were reduced by net investment losses of $0.02 per diluted share.  By comparison, net investment gains contributed $0.02 per diluted share in the second quarter of fiscal 2013 and were negligible in the third quarter of fiscal 2012.

Adjusted earnings per diluted share were $1.53 in the nine months ended July 31, 2013 compared to $1.35 in the nine months ended July 31, 2012. The Company’s GAAP earnings per diluted share were $1.07 and $1.27, respectively, in the same periods.

Net inflows of $8.8 billion into long-term funds and separate accounts in the third quarter of fiscal 2013 compare to net outflows of $1.4 billion in the third quarter of fiscal 2012 and net inflows of $6.6 billion in the second quarter of fiscal 2013.  As shown in Attachment 5, the improvement in net flow results year-over-year reflects strong net inflows into floating-rate income and implementation services mandates and reduced outflows from equity strategies.  The Company’s annualized internal growth rate (net inflows into long-term assets divided by beginning of period long-term assets managed) was 14 percent in both the third quarter of fiscal 2013 and the nine months ended July 31, 2013.

__________________

(1)Although the Company reports its financial results in accordance with GAAP, management believes that certain non-GAAP financial measures, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time.  Adjusted net income and adjusted earnings per diluted share reflect the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end fund structuring fees and other items management deems non-recurring or non-operating, such as special dividends, costs associated with retiring debt and tax settlements.  See reconciliation provided in Attachment 2 for more information on adjusting items.

"The $8.8 billion in net inflows in the third quarter of fiscal 2013 rank as the second highest quarterly total in Eaton Vance history" said Thomas E. Faust Jr., Chairman and Chief Executive Officer. "Our leading positions in floating-rate bank loans and implementation services propelled the Company to an outstanding growth quarter."

Consolidated assets under management were $268.8 billion on July 31, 2013.  This represents an increase of 39 percent over the $192.9 billion of managed assets on July 31, 2012 and an increase of 3 percent from the $260.3 billion of managed assets on April 30, 2013.  The year-over-year increase in ending assets under management reflects the $34.8 billion of managed assets gained in the December 2012 acquisition of the former Clifton Investment Management Company (“Clifton”) by subsidiary Parametric Portfolio Associates LLC (“Parametric”), twelve-month net inflows of $23.0 billion and market price appreciation of $18.2 billion.  The sequential increase in ending assets under management reflects net inflows of $8.8 billion offset by market price declines of $0.4 billion.

Average consolidated assets under management were $263.7 billion in the third quarter of fiscal 2013, up 37 percent from $192.8 billion in the third quarter of fiscal 2012 and up 4 percent from $253.5 billion in the second quarter of fiscal 2013.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and asset flows by investment mandate and investment vehicle. Attachment 7 summarizes the Company’s consolidated assets under management by investment affiliate.

As shown in Attachment 6, consolidated gross sales and other inflows were $28.0 billion in the third quarter of fiscal 2013, up 157 percent from $10.9 billion in the third quarter of fiscal 2012 and up 14 percent from $24.7 billion in the second quarter of fiscal 2013. Gross redemptions and other outflows were $19.2 billion in the third quarter of fiscal 2013, up 55 percent from $12.4 billion in the third quarter of fiscal 2012 and up 7 percent from $18.0 billion in the second quarter of fiscal 2013.

As of July 31, 2013, 49 percent-owned affiliate Hexavest, Inc. (“Hexavest”) managed $15.7 billion of client assets, an increase of 3 percent from the $15.3 billion of managed assets on April 30, 2013. Net inflows into Hexavest-managed funds and separate accounts were $0.5 billion in the third quarter of fiscal 2013 compared to net outflows of $0.3 billion in the second quarter of fiscal 2013.  Since Eaton Vance acquired its interest in Hexavest on August 6, 2012, Hexavest’s net inflows have totaled $2.9 billion and assets under management have increased by $4.7 billion, or 43 percent, from $11.0 billion at the date of acquisition.  Attachment 9 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is advisor or sub-advisor, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

As of July 31, 2013, the Clifton division of Parametric managed $40.7 billion of client assets, an increase of 13 percent from the $36.0 billion of managed assets on April 30, 2013.  Net inflows into Clifton-managed funds and accounts were $5.1 billion in the third quarter of fiscal 2013 and have totaled $5.0 billion since the Clifton acquisition closed on December 31, 2012.  Clifton-managed assets have increased by $5.9 billion, or 17 percent, from $34.8 billion at the date of acquisition.  The managed assets and flows of Clifton since the date of acquisition are included in Eaton Vance consolidated totals and reflected as assets and flows of Parametric.

Financial Highlights

	Three Months Ended
	(in thousands, except per share figures)

	July 31,	April 30,	July 31,
	2013	2013	2012

Revenue	$350,361	$331,692	$298,771
Expenses	231,511	223,622	203,755
Operating income	118,850	108,070	95,016

Operating margin	34%	33%	32%

Non-operating (expense) income	(71,315)	(2,196)	1,875
Income taxes	(25,137)	(38,194)	(34,379)
Equity in net income of affiliates, net of tax	2,652	3,440	175
Net income	25,050	71,120	62,687
Net income attributable to non-controlling
and other beneficial interests	(1,847)	(7,439)	(12,481)
Net income attributable to
Eaton Vance Corp. shareholders	$23,203	$63,681	$50,206
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$66,513	$66,024	$51,002

Earnings per diluted share	$0.18	$0.50	$0.43

Adjusted earnings per diluted share(1)	$0.52	$0.52	$0.43

Third Quarter Fiscal 2013 vs. Third Quarter Fiscal 2012

In the third quarter of fiscal 2013, revenue increased 17 percent to $350.4 million from revenue of $298.8 million in the third quarter of fiscal 2012.  Investment advisory and administrative fees were up 20 percent, reflecting a 37 percent increase in average consolidated assets under management and lower average effective fee rates, primarily as a result of the Clifton acquisition. Distribution and service fees were up 4 percent in aggregate, reflecting higher managed assets in fund share classes that are subject to distribution and service fees.

Operating expenses increased 14 percent to $231.5 million in the third quarter of fiscal 2013 from $203.8 million in the third quarter of fiscal 2012, reflecting increases in compensation, distribution and service fees, amortization of deferred sales commissions, fund-related expenses and other expenses. Excluding the $2.3 million of structuring fees, incentive compensation and other expenses incurred in connection with the closed-end fund offered in the third quarter fiscal 2013, operating expenses increased 12 percent from the third quarter of fiscal 2012. The increase in compensation expense reflects increases in sales- and operating income-based incentives, higher employee headcount and increases in base salaries and benefits. Gross sales and other inflows, which drive sales-based incentives, were up 157 percent year-over-year, while pre-bonus adjusted operating income, which drives operating-income based incentives, was up 23 percent over the same period. The increase in distribution expense reflects $1.7 million in closed-end fund-related structuring fees paid to distribution partners and an increase in intermediary marketing support payments, partially offset by a decrease in discretionary marketing expenses. The increase in amortization of deferred sales commissions largely reflects an increase in Class C share amortization.  The increase in fund-related expenses reflects an increase in subadvisory fees and $0.3 million of fund-related expenses incurred in conjunction with the closed-end fund offering mentioned above. Other expenses increased 6 percent, as increases in travel-related expenses, information technology and other corporate expenses were partially offset by decreases in professional fees and facilities-related expenses.

Operating income was up 25 percent to $118.9 million in the third quarter of fiscal 2013 from $95.0 million in the third quarter of fiscal 2012.

Non-operating expense was $71.3 million in the third quarter of fiscal 2013 compared to non-operating income of $1.9 million in the third quarter of fiscal 2012. The swing to non-operating expense from non-operating income reflects $52.9 million in costs incurred on the retirement of $250 million of the Company’s 2017 Senior Notes in the third quarter of fiscal 2013, a decline of $10.0 million in gains (losses) and other investment income, a $0.6 million increase in interest expense and a $9.7 million decline in income (expense) of the Company’s consolidated collateralized obligation entity (“CLO”).  The decline in gains (losses) and other investment income reflects a $3.1 million loss recognized in the third quarter of fiscal 2013 on a reverse treasury lock entered into in conjunction with the retirement of the 2017 Senior Notes and markdowns in fixed income positions in the Company’s seed capital portfolio in the third quarter of fiscal 2013.  The increase in interest expense reflects approximately $0.9 million of additional interest expense recognized in the third quarter of fiscal 2013 related to the accelerated amortization of a treasury lock tied to the retired portion of the 2017 Senior Notes.

During the third quarter of fiscal 2013, the Company settled a multi-year state tax audit for a lump sum payment of $19.6 million. Taking into account prior accruals and the federal tax benefit, the effect on earnings was an increase to income tax expense of $6.7 million.  The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 52.9 percent in the third quarter of fiscal 2013. Excluding the state tax settlement and the impact of CLO entity expense borne by other beneficial interest holders, the Company’s effective tax rate was 37.1 percent.

Equity in net income of affiliates increased $2.5 million from the third quarter of fiscal 2012, reflecting $2.5 million of Company equity in the net income of Hexavest.

Net income attributable to non-controlling and other beneficial interests was $1.8 million in the third quarter of fiscal 2013 compared to $12.5 million in the third quarter of fiscal 2012. As shown in Attachment 3, the change reflects a decline in the net income (loss) attributable to non-controlling interest holders of the Company’s consolidated CLO entity and a decline in net income (loss) attributable to non-controlling interest holders of the Company’s consolidated funds.

Weighted average diluted shares outstanding increased 9.3 million shares, or 8 percent, in the third quarter of fiscal 2013 over the third quarter of fiscal 2012.  The change reflects an increase in the total number of shares outstanding due to exercise of employee stock options and an increase in the dilutive effect of in-the-money options resulting from a 58 percent increase in the quarterly average share price of the Company’s Non-Voting Common Stock.

Third Quarter Fiscal 2013 vs. Second Quarter Fiscal 2013

In the third quarter of fiscal 2013, revenue increased 6 percent to $350.4 million from revenue of $331.7 million in the second quarter of fiscal 2013.  Investment advisory and administrative fees were up 6 percent in the third quarter of fiscal 2013 compared to the second quarter of fiscal 2013, reflecting a 4 percent increase in average consolidated assets under management and a modest increase in average effective fee rates. Performance fees contributed $0.9 million and $0.1 million to investment advisory and administrative fees in the third quarter of fiscal 2013 and the second quarter of fiscal 2013, respectively. Distribution and service fee revenue increased 3 percent in aggregate, reflecting an increase in average managed assets in fund share classes that are subject to such fees.

Operating expenses increased 4 percent to $231.5 million in the third quarter of fiscal 2013 from $223.6 million in the second quarter of fiscal 2013, reflecting increases in compensation, fund-related and other expenses and higher amortization of deferred sales commissions, partially offset by a decrease in service fee expense. The increase in compensation expense reflects increases in operating income-based incentives and increases in the number of payroll days in the quarter, offset by a decrease in sales-based incentives. Pre-bonus adjusted operating income, which drives operating-income based incentives, was up 9 percent over the second quarter of fiscal 2013. Lower sales-based incentives reflect a shift in sales mix from point-of-sale incentives to revenue-based incentives paid over time.  The increase in amortization of deferred sales commissions largely reflects an increase in Class C share amortization. Fund-related expenses increased 2 percent due to an increase in sub-advisory fees paid. Other expenses increased 6 percent, reflecting increases in travel-related expenses, facilities-related expenses, information technology, professional services and other corporate expenses.

Operating income was up 10 percent to $118.9 million in the third quarter of fiscal 2013 from $108.1 million in the second quarter of fiscal 2013.

Non-operating expense was $71.3 million in the third quarter of fiscal 2013 compared to $2.2 million in the second quarter of fiscal 2013.  The increase in non-operating expense reflects the $52.9 million in costs incurred on the retirement of $250 million of the Company’s 2017 Senior Notes in the third quarter, a $13.1 million decline in gains (losses) and other investment income, a $0.6 million increase in interest expense and a $2.6 million decline in income (expense) of the Company’s consolidated CLO entity.  The decline in gains (losses) and other investment income reflects the $3.1 million loss recognized in the third quarter on a reverse treasury lock entered into in conjunction with the retirement of the 2017 Senior Notes and markdowns in fixed income positions in the Company’s seed capital portfolio in the third quarter.  The increase in interest expense reflects approximately $0.9 million of additional interest expense recognized in the third quarter related to the accelerated amortization of a treasury lock tied to the retired portion of the 2017 Senior Notes.

Equity in net income of affiliates decreased by $0.8 million in the third quarter of fiscal 2013 compared to the second quarter of fiscal 2013, primarily reflecting a decline in gains (losses) and other income on the Company’s investments in sponsored products.  Equity in net income of affiliates for the third quarter of fiscal 2013 and the second quarter of fiscal 2013 includes $2.5 million and $2.1 million, respectively, of Company equity in net income of Hexavest.

Net income attributable to non-controlling and other beneficial interests totaled $1.8 million in the third quarter of fiscal 2013 and $7.4 million in the second quarter of fiscal 2013. As shown in Attachment 3, the decrease can be primarily attributed to a decline in the net income (loss) attributable to non-controlling interest holders of the Company’s consolidated CLO entity and a decline in net income (loss) attributable to non-controlling interest holders of the Company’s consolidated funds.  Included in net income attributable to non-controlling and other beneficial interests in the second quarter of fiscal 2013 was a $0.7 million non-controlling interest value adjustment relating to subsidiary Parametric Risk Advisors LLC based on an April 30 enterprise value measurement.

Balance Sheet Information

Cash and cash equivalents totaled $379.4 million on July 31, 2013, with no outstanding borrowings against the Company’s $300 million credit facility.  During the third quarter of fiscal 2013, the Company issued $325 million of new 3.625 percent 2023 Senior Notes and retired $250 million of its outstanding 2017 Senior Notes.  During the first nine months of fiscal 2013, the Company used $48.2 million to repurchase and retire approximately 1.3 million shares of its Non-Voting Common Stock under its repurchase authorization.  Approximately 2.6 million shares of the current 8.0 million share repurchase authorization remains unused.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM EDT today to discuss the financial results for the three and nine months ended July 31, 2013. To participate in the conference call, please call 877-407-0778 (domestic) or 201-689-8565 (international) and refer to “Eaton Vance Corp. Third Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, www.eatonvance.com.

A replay of the call will be available for one week by calling 877-660-6853 (domestic) or 201-612-7415 (international) or by accessing Eaton Vance’s website, www.eatonvance.com. Listeners to the telephone replay must enter the confirmation code 419235.

About Eaton Vance Corp.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions.  The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors.  For more information about Eaton Vance, visit www.eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.”  The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2013	Q3 2013
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2013	2013	2012	Q2 2013	Q3 2012	2013	2012	Change
Revenue:

Investment advisory and administrative fees	$293,589	$276,921	$244,655	6%	20%	$833,791	$732,995	14%
Distribution and underwriter fees	22,681	22,165	22,066	2	3	67,597	67,132	1
Service fees	32,259	31,132	30,760	4	5	94,521	95,124	(1)
Other revenue	1,832	1,474	1,290	24	42	4,661	3,896	20
Total revenue	350,361	331,692	298,771	6	17	1,000,570	899,147	11
Expenses:

Compensation and related costs	115,379	110,012	94,700	5	22	334,220	288,949	16
Distribution expense	35,452	35,304	32,670	-	9	104,645	97,958	7
Service fee expense	29,013	29,211	28,165	(1)	3	86,488	84,926	2
Amortization of deferred sales commissions	4,983	4,752	4,593	5	8	14,518	15,946	(9)
Fund-related expenses	8,230	8,074	7,205	2	14	23,728	20,446	16
Other expenses	38,454	36,269	36,422	6	6	109,371	104,275	5
Total expenses	231,511	223,622	203,755	4	14	672,970	612,500	10
Operating income	118,850	108,070	95,016	10	25	327,600	286,647	14
Non-operating income (expense):
(Losses) gains and other investment income, net	(8,027)	5,043	1,927	NM	NM	2,223	12,900	(83)
Interest expense	(9,167)	(8,572)	(8,525)	7	8	(26,309)	(25,350)	4
Loss on extinguishment of debt	(52,886)	-	-	NM	NM	(52,886)	-	NM
Other income (expense) of consolidated CLO entity:
Gains and other investment income, net	1,704	4,384	12,872	(61)	(87)	7,881	32,047	(75)
Interest expense	(2,939)	(3,051)	(4,399)	(4)	(33)	(10,211)	(12,844)	(20)
Total non-operating (expense) income	(71,315)	(2,196)	1,875	NM	NM	(79,302)	6,753	NM

Income before income taxes and equity
in net income of affiliates	47,535	105,874	96,891	(55)	(51)	248,298	293,400	(15)
Income taxes	(25,137)	(38,194)	(34,379)	(34)	(27)	(99,270)	(104,730)	(5)
Equity in net income of affiliates, net of tax	2,652	3,440	175	(23)	NM	9,269	1,657	459
Net income	25,050	71,120	62,687	(65)	(60)	158,297	190,327	(17)
Net income attributable to non-controlling
and other beneficial interests	(1,847)	(7,439)	(12,481)	(75)	(85)	(21,608)	(39,980)	(46)
Net income attributable to
Eaton Vance Corp. Shareholders	$23,203	$63,681	$50,206	(64)	(54)	$136,689	$150,347	(9)

Earnings per share:
Basic	$0.19	$0.53	$0.44	(64)	(57)	$1.12	$1.30	(14)
Diluted	$0.18	$0.50	$0.43	(64)	(58)	$1.07	$1.27	(16)

Weighted average shares outstanding:
Basic	117,594	117,102	112,110	-	5	116,399	112,354	4
Diluted	123,872	123,330	114,591	-	8	122,155	115,031	6

Dividends declared per share	$0.20	$0.20	$0.19	-	5	$1.60	$0.57	181

Attachment 2

Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance
Corp. shareholders and earnings per diluted share to adjusted earnings per diluted share

	Three Months Ended					Nine Months Ended
				% Change	% Change
	July 31,	April 30,	July 31,	Q3 2013 vs.	Q3 2013 vs.	July 31,	July 31,	%
(in thousands, except per share figures)	2013	2013	2012	Q2 2013	Q3 2012	2013	2012	Change

Net income attributable to Eaton
Vance Corp. shareholders	$23,203	$63,681	$50,206	(64)%	(54)%	$136,689	$150,347	(9)%

Non-controlling interest value
adjustments	405	666	796	(39)	(49)	11,718	9,996	17

Closed-end fund structuring fees,
net of tax	1,043	1,677	-	(38)	NM	2,720	-	NM

Loss on extinguishment of debt, net of tax *	35,171	-	-	NM	NM	35,171	-	NM

Settlement of state tax audit	6,691	-	-	NM	NM	6,691	-	NM

Adjusted net income attributable to
Eaton Vance Corp. shareholders	$66,513	$66,024	$51,002	1	30	$192,989	$160,343	20

Earnings per diluted share	$0.18	$0.50	$0.43	(64)	(58)	$1.07	$1.27	(16)

Non-controlling interest value
adjustments	-	0.01	-	NM	NM	0.09	0.08	13

Closed-end fund structuring fees,
net of tax	0.01	0.01	-	-	NM	0.02	-	NM

Loss on extinguishment of debt, net of tax	0.28	-	-	NM	NM	0.28	-	NM

Settlement of state tax audit	0.05	-	-	NM	NM	0.05	-	NM

Special dividend adjustment	-	-	-	NM	NM	0.02	-	NM

Adjusted earnings per diluted share	$0.52	$0.52	$0.43	-	21	$1.53	$1.35	13

* The loss on extinguishment of debt is comprised of a $52.9 million loss on extinguishment of debt, a $3.1 million loss on a reverse treasury lock entered into in conjunction with the retirement of debt and $0.9 million of additional interest related to the accelerated amortization of a treasury lock tied to the retired portion of the debt.

Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests

	Three Months Ended					Nine Months Ended
				% Change	% Change
	July 31,	April 30,	July 31,	Q3 2013 vs.	Q3 2013 vs.	July 31,	July 31,	%
(in thousands)	2013	2013	2012	Q2 2013	Q3 2012	2013	2012	Change

Consolidated funds	$(206)	$2,986	$839	NM %	NM %	$3,886	$3,167	23%

Majority-owned subsidiaries	4,007	3,690	3,354	9	19	11,596	10,465	11

Non-controlling interest value
adjustments	405	666	796	(39)	(49)	11,718	9,996	17

Consolidated CLO entity	(2,359)	97	7,492	NM	NM	(5,592)	16,352	NM

Net income attributable to non-controlling
and other beneficial interests	$1,847	$7,439	$12,481	(75)	(85)	$21,608	$39,980	(46)

Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	July 31,	October 31,
	2013	2012
Assets

Cash and cash equivalents	$379,414	$462,076
Investment advisory fees and other receivables	161,237	133,589
Investments	545,474	486,933
Assets of consolidated collateralized loan obligation ("CLO") entity:
Cash and cash equivalents	58,300	36,758
Bank loans and other investments	245,991	430,583
Other assets	2,237	1,107
Deferred sales commissions	18,859	19,336
Deferred income taxes	57,422	51,234
Equipment and leasehold improvements, net	49,713	54,889
Intangible assets, net	76,892	59,228
Goodwill	228,876	154,636
Other assets	85,942	89,122
Total assets	$1,910,357	$1,979,491

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$133,686	$145,338
Accounts payable and accrued expenses	58,645	59,397
Dividend payable	24,273	23,250
Debt	573,460	500,000
Liabilities of consolidated CLO entity:
Senior and subordinated note obligations	291,175	446,605
Other liabilities	421	766
Other liabilities	77,411	91,785
Total liabilities	1,159,071	1,267,141
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	97,051	98,765
Total temporary equity	97,051	98,765

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 399,240 and 413,167 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 120,938,397 and 115,878,384 shares, respectively	472	453
Additional paid-in capital	134,464	26,730
Notes receivable from stock option exercises	(6,861)	(4,155)
Accumulated other comprehensive income	686	3,923
Appropriated retained earnings	13,107	18,699
Retained earnings	511,034	566,420
Total Eaton Vance Corp. shareholders' equity	652,904	612,072
Non-redeemable non-controlling interests	1,331	1,513
Total permanent equity	654,235	613,585
Total liabilities, temporary equity and permanent equity	$1,910,357	$1,979,491

Attachment 5
Eaton Vance Corp.
Consolidated Net Flows by Investment Mandate(1)
(in millions)
	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2013	2013	2012	2013	2012
Equity assets - beginning of period(2)	$89,534	$86,518	$86,040	$80,782	$84,281
Sales and other inflows	4,056	5,270	3,551	13,823	12,743
Redemptions/outflows	(4,185)	(4,990)	(6,660)	(14,135)	(20,132)
Net flows	(129)	280	(3,109)	(312)	(7,389)
Assets acquired(3)	-	-	-	1,572	-
Exchanges	46	124	(19)	162	(32)
Market value change	1,323	2,612	(2,652)	8,570	3,400
Equity assets - end of period	$90,774	$89,534	$80,260	$90,774	$80,260
Fixed income assets - beginning of period	49,949	49,679	46,891	49,003	43,708
Sales and other inflows	2,065	3,289	2,886	8,732	9,139
Redemptions/outflows	(3,595)	(3,348)	(1,973)	(10,318)	(6,702)
Net flows	(1,530)	(59)	913	(1,586)	2,437
Assets acquired(3)	-	-	-	472	-
Exchanges	(277)	(59)	30	(358)	70
Market value change	(2,321)	388	364	(1,710)	1,983
Fixed income assets - end of period	$45,821	$49,949	$48,198	$45,821	$48,198
Floating-rate income assets -
beginning of period	33,679	28,656	24,847	26,388	24,322
Sales and other inflows	6,636	6,092	2,091	15,987	5,212
Redemptions/outflows	(2,152)	(1,153)	(1,535)	(4,664)	(4,274)
Net flows	4,484	4,939	556	11,323	938
Exchanges	169	50	5	251	24
Market value change	(162)	34	(163)	208	(39)
Floating-rate income assets - end
of period	$38,170	$33,679	$25,245	$38,170	$25,245
Alternative assets - beginning of period	16,022	14,345	10,517	12,864	10,650
Sales and other inflows	2,348	2,767	1,343	6,925	3,570
Redemptions/outflows	(1,770)	(960)	(1,201)	(3,785)	(3,440)
Net flows	578	1,807	142	3,140	130
Assets acquired(3)	-	-	-	650	-
Exchanges	(22)	(103)	(13)	(138)	(74)
Market value change	(480)	(27)	(34)	(418)	(94)
Alternative assets - end of period	$16,098	$16,022	$10,612	$16,098	$10,612
Implementation services assets -
beginning of period(4)	70,966	68,420	28,852	30,302	24,574
Sales and other inflows	12,933	7,252	1,052	26,663	4,980
Redemptions/outflows	(7,504)	(7,576)	(996)	(18,396)	(3,090)
Net flows	5,429	(324)	56	8,267	1,890
Assets acquired(3)	-	-	-	32,064	-
Exchanges	-	(15)	-	(14)	(1)
Market value change	1,278	2,885	(585)	7,054	1,860
Implementation services assets -
end of period	$77,673	$70,966	$28,323	$77,673	$28,323
Long-term assets - beginning of period	260,150	247,618	197,147	199,339	187,535
Sales and other inflows	28,038	24,670	10,923	72,130	35,644
Redemptions/outflows	(19,206)	(18,027)	(12,365)	(51,298)	(37,638)
Net flows	8,832	6,643	(1,442)	20,832	(1,994)
Assets acquired(3)	-	-	-	34,758	-
Exchanges	(84)	(3)	3	(97)	(13)
Market value change	(362)	5,892	(3,070)	13,704	7,110
Total long-term assets - end of period	$268,536	$260,150	$192,638	$268,536	$192,638
Cash management fund assets -
end of period	219	127	220	219	220
Total assets under management -
end of period	$268,755	$260,277	$192,858	$268,755	$192,858

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Balances include assets in balanced accounts holding income securities.
(3) Balances represent Clifton assets acquired on December 31, 2012.
(4) Balances represent amounts reclassified from equity for fiscal 2012 periods.

Attachment 6
Eaton Vance Corp.
Consolidated Net Flows by Investment Vehicle(1)
(in millions)
	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2013	2013	2012	2013	2012
Long-term fund assets - beginning of period	$127,014	$119,162	$114,029	$113,249	$111,705
Sales and other inflows	11,597	12,629	6,266	33,307	19,819
Redemptions/outflows	(7,932)	(6,506)	(8,554)	(21,316)	(24,483)
Net flows	3,665	6,123	(2,288)	11,991	(4,664)
Assets acquired(2)	-	-	-	638	-
Exchanges	(241)	(3)	3	(262)	(13)
Market value change	(1,396)	1,732	(1,487)	3,426	3,229
Long-term fund assets - end of period	$129,042	$127,014	$110,257	$129,042	$110,257

Institutional separate account assets -
beginning of period	84,724	83,350	40,883	43,338	38,003
Sales and other inflows	13,480	8,102	2,262	28,366	7,347
Redemptions/outflows	(8,901)	(9,071)	(1,970)	(21,792)	(6,979)
Net flows	4,579	(969)	292	6,574	368
Assets acquired(2)	-	-	-	34,120	-
Exchanges	152	-	-	157	11
Market value change	18	2,343	(890)	5,284	1,903
Institutional separate account assets -
end of period	$89,473	$84,724	$40,285	$89,473	$40,285

High-net-worth separate account assets -
beginning of period	18,027	16,245	14,704	15,036	13,256
Sales and other inflows	1,055	1,497	752	3,931	3,110
Redemptions/outflows	(614)	(573)	(540)	(2,385)	(1,626)
Net flows	441	924	212	1,546	1,484
Exchanges	(9)	9	-	(16)	(999)
Market value change	612	849	(234)	2,505	941
High-net-worth separate account
assets - end of period	$19,071	$18,027	$14,682	$19,071	$14,682

Retail managed account assets -
beginning of period	30,385	28,861	27,531	27,716	24,571
Sales and other inflows	1,906	2,442	1,643	6,526	5,368
Redemptions/outflows	(1,759)	(1,877)	(1,301)	(5,805)	(4,550)
Net flows	147	565	342	721	818
Exchanges	14	(9)	-	24	988
Market value change	404	968	(459)	2,489	1,037
Retail managed account assets -
end of period	$30,950	$30,385	$27,414	$30,950	$27,414

Total long-term assets - beginning
of period	260,150	247,618	197,147	199,339	187,535
Sales and other inflows	28,038	24,670	10,923	72,130	35,644
Redemptions/outflows	(19,206)	(18,027)	(12,365)	(51,298)	(37,638)
Net flows	8,832	6,643	(1,442)	20,832	(1,994)
Assets acquired(2)	-	-	-	34,758	-
Exchanges	(84)	(3)	3	(97)	(13)
Market value change	(362)	5,892	(3,070)	13,704	7,110
Total long-term assets - end of period	$268,536	$260,150	$192,638	$268,536	$192,638

Cash management fund assets -
end of period	219	127	220	219	220

Total assets under management -
end of period	$268,755	$260,277	$192,858	$268,755	$192,858

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Balances represent Clifton assets acquired on December 31, 2012.

Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate (1)
(in millions)

	July 31,	April 30,	%	July 31,	%
	2013	2013	Change	2012	Change
Eaton Vance Management(2)	$143,229	$142,211	1%	$128,953	11%
Parametric	107,192	100,760	6%	49,023	119%
Atlanta Capital	18,334	17,306	6%	14,882	23%
Total	$268,755	$260,277	3%	$192,858	39%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes managed assets of wholly owned subsidiaries Eaton Vance Investment Counsel and Fox Asset Management
LLC, as well as certain Eaton Vance-sponsored funds and accounts managed by Hexavest and unaffiliated third-party advisors under Eaton Vance supervision.

Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate (1)
(in millions)

	July 31,	April 30,	%	July 31,	%
	2013	2013	Change	2012	Change
Equity(2)	$90,774	$89,534	1%	$80,260	13%
Fixed income	45,821	49,949	-8%	48,198	-5%
Floating-rate income	38,170	33,679	13%	25,245	51%
Alternative	16,098	16,022	0%	10,612	52%
Implementation services	77,673	70,966	9%	28,323	174%
Cash management	219	127	72%	220	0%
Total	$268,755	$260,277	3%	$192,858	39%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Balances include assets in balanced accounts holding income securities.

Attachment 9
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)
	Three Months Ended		Nine Months Ended
	July 31,	April 30,	July 31,
	2013	2013	2013
Eaton Vance distributed:
Eaton Vance sponsored funds - beginning
of period(1)	$161	$135	$37
Sales and other inflows	19	17	130
Redemptions/outflows	(6)	(1)	(12)
Net flows	13	16	118
Market value change	(1)	10	18
Eaton Vance sponsored funds - end
of period	$173	$161	$173
Eaton Vance distributed separate accounts -
beginning of period(2)	$1,283	$1,185	$-
Sales and other inflows	227	3	1,378
Redemptions/outflows	(1)	-	(1)
Net flows	226	3	1,377
Market value change	6	95	138
Eaton Vance distributed separate accounts -
end of period	$1,515	$1,283	$1,515
Total Eaton Vance distributed - beginning
of period	$1,444	$1,320	$37
Sales and other inflows	246	20	1,508
Redemptions/outflows	(7)	(1)	(13)
Net flows	239	19	1,495
Market value change	5	105	156
Total Eaton Vance distributed - end
of period	$1,688	$1,444	$1,688
Hexavest directly distributed - beginning
of period(3)	$13,831	$13,224	$12,073
Sales and other inflows	785	298	2,003
Redemptions/outflows	(530)	(570)	(1,363)
Net flows	255	(272)	640
Market value change	(40)	879	1,333
Hexavest directly distributed - end
of period	$14,046	$13,831	$14,046
Total Hexavest assets - beginning of period	$15,275	$14,544	$12,110
Sales and other inflows	1,031	318	3,511
Redemptions/outflows	(537)	(571)	(1,376)
Net flows	494	(253)	2,135
Market value change	(35)	984	1,489
Total Hexavest assets - end of period	$15,734	$15,275	$15,734

(1)	Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is advisor or sub-advisor.
Eaton Vance receives management and/or distribution revenue on these assets, which are included in the Eaton
Vance consolidated results in Attachments 5, 6, 7 and 8.
(2)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution, but not management, revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.
(3)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton
Vance receives no management or distribution revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.